Exhibit 99.1

For Further Information, Contact:

Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (954) 389-3700
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
John Stumpf, Interim Chief Financial Officer jstumpf@qsii.com

FOR IMMEDIATE RELEASE

JULY 23, 2015

QUALITY SYSTEMS, INC. REPORTS FISCAL 2016 FIRST QUARTER RESULTS

IRVINE, Calif. … July 23, 2015 … Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2016 first quarter ended June 30, 2015.

Revenues for the fiscal 2016 first quarter reached $122.2 million, an increase of four percent, versus $117.9 million reported in the fiscal 2015 first quarter.

Net income for the 2016 first quarter was $6.4 million, increasing 23 percent when compared with $5.2 million for the same period a year ago.

On a GAAP basis, fully diluted earnings per share was $0.10 in the fiscal 2016 first quarter versus $0.08 in the comparable period last year. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2016 first quarter was $0.16 compared with $0.13 reported in the fiscal 2015 first quarter.

At quarter-end, the Company’s liquidity position remained strong with $116.8 million of cash and investments.

“As we kick off fiscal 2016 and I begin to settle into my new role, my immediate priority is centered on Quality Systems’ clients and our employees, as previously stated. To this end, during my first few weeks on the job, I have spent the majority of my time meeting with clients to ensure we are delivering a positive, productive and effective experience for them. I have also visited with many of our employees at QSI offices throughout the country. These initiatives have allowed me to quickly gain a keener understanding of the culture and communication – both internal and external – here at Quality Systems. I believe this is critical to the process involved in moving this Company forward in the dynamic healthcare environment in which we operate,” explained Rusty Frantz, president and chief executive officer, who officially began his employment with the Company in this capacity on July 1, 2015.

“Having one of the largest installed user bases in the healthcare information technology space affords us the chance to make a significant impact on our clients’ abilities to navigate changing healthcare models. I am gratified to learn that we are continuing to make progress in the Company’s efforts to enhance the client experience and bring new capabilities and solutions that enable them to stay relevant and flourish, both today and into the future,” Frantz said.

-more-

Quality Systems

Fiscal 2016 First Quarter Results

Quality Systems also announced that its Board of Directors declared a quarterly cash dividend of seventeen and one-half cents ($0.175) per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of September 11, 2015 with an anticipated distribution date of October 5, 2015. The $0.175 per share cash dividend is pursuant to the Company’s current practice to pay a regular quarterly dividend on the Company’s outstanding shares of common stock, subject to Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

Quality Systems will host a conference call to discuss its fiscal 2016 first quarter results on Thursday, July 23, 2015 at 10:00 AM ET (7:00 AM PT). All participants should dial 1-866-900-9499 at least ten minutes prior to the start of the call and reference conference ID #80827836. International callers should dial 1-937-502-2136. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-585-8367 or 404-537-3406 and enter conference ID #80827836. The replay will be available from approximately 1:00 PM ET on Thursday, July 23, 2015, through 11:59 PM ET on Thursday, July 30, 2015.

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2015, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products

-more-

Quality Systems

Fiscal 2016 First Quarter Results

and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company’s financial condition and results. The Company calculates non-GAAP diluted earnings per share by excluding acquisition costs, amortization of acquired intangible assets, impairment of goodwill and other assets, securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. Historically, the Company calculated a non-GAAP effective tax rate each quarter, based on non-GAAP pre-tax income (or loss) for the period, to determine the corresponding non-GAAP provision for (benefit of) income taxes. Beginning in the first quarter of fiscal year 2016, the Company began utilizing a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year, by eliminating the effects of non-recurring and period-specific items which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2016 is 30.5%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company intends to re-evaluate this normalized non-GAAP tax rate on an annual basis or more frequently if any significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or changes in expectations regarding tax regulations.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,
	2015	2014
Revenues:
Software license and hardware	$16,189	$19,761
Software related subscription services	12,246	9,715

Total software, hardware and related	28,435	29,476
Support and maintenance	43,713	40,805
Revenue cycle management and related services	20,243	16,693
Electronic data interchange and data services	20,189	18,319
Professional services	9,584	12,601

Total revenues	122,164	117,894

Cost of revenue:
Software license and hardware	7,041	7,556
Software related subscription services	5,958	4,451

Total software, hardware and related	12,999	12,007
Support and maintenance	7,943	6,914
Revenue cycle management and related services	14,512	12,706
Electronic data interchange and data services	12,326	11,999
Professional services	8,197	12,564

Total cost of revenue	55,977	56,190

Gross profit	66,187	61,704
Operating expenses:
Selling, general and administrative	39,171	36,730
Research and development costs	17,085	16,236
Amortization of acquired intangible assets	897	983

Total operating expenses	57,153	53,949

Income from operations	9,034	7,755
Interest income, net	302	54
Other income (expense), net	(50)	9

Income before provision for income taxes	9,286	7,818
Provision for income taxes	2,924	2,655

Net income	$6,362	$5,163
Net income per share:
Basic	$0.11	$0.09
Diluted	$0.10	$0.08
Weighted-average shares outstanding:
Basic	60,312	60,230
Diluted	61,064	60,770
Dividends declared per common share	$0.175	$0.175

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30,	March 31,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$104,859	$118,993
Restricted cash and cash equivalents	3,765	2,419
Marketable securities	11,938	11,592
Accounts receivable, net	99,974	107,669
Inventories	647	622
Income taxes receivable	2,662	3,147
Deferred income taxes, net	24,078	24,080
Other current assets	11,357	11,535

Total current assets	259,280	280,057
Equipment and improvements, net	22,055	20,807
Capitalized software costs, net	41,593	40,397
Intangibles, net	25,889	27,689
Goodwill	73,571	73,571
Other assets	18,501	18,000

Total assets	$440,889	$460,521

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,095	$10,018
Deferred revenue	61,863	66,343
Accrued compensation and related benefits	15,645	24,051
Income taxes payable	2,686	10,048
Dividends payable	10,703	10,700
Other current liabilities	37,026	33,924

Total current liabilities	139,018	155,084
Deferred revenue, net of current	1,272	1,349
Deferred compensation	6,385	5,750
Other noncurrent liabilities	14,260	14,798

Total liabilities	160,935	176,981
Commitments and contingencies
Shareholders’ equity:
Common stock $0.01 par value; authorized 100,000 shares; issued and outstanding 60,317 and 60,303 shares at June 30, 2015 and March 31, 2015, respectively	603	603
Additional paid-in capital	199,481	198,650
Accumulated other comprehensive loss	(268)	(192)
Retained earnings	80,138	84,479

Total shareholders’ equity	279,954	283,540

Total liabilities and shareholders’ equity	$440,889	$460,521

QUALITY SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended June 30,
	2015	2014
Income before provision for income taxes - GAAP	$9,286	$7,818

Plus items included in cost of revenue:
Amortization of acquired software technology	903	858
Share-based compensation	97	86

Total adjustments to cost of revenue	1,000	944

Plus items included in operating expenses:
Acquisition costs	517	1,123
Amortization of acquired intangible assets	897	983
Securities litigation defense costs	538	278
Share-based compensation	587	704
Other non-run-rate expenses*	938	—

Total adjustments to operating expenses	3,477	3,088

Total adjustments to GAAP income before provision for income taxes:	4,477	4,032

Income before provision for income taxes - Non-GAAP	13,763	11,850
Provision for income taxes	4,198	4,061

Net income - Non-GAAP	$9,565	$7,789

Diluted net income per share - Non-GAAP	$0.16	$0.13
Weighted-average shares outstanding (diluted):	61,064	60,770

*	For the three months ended June 30, 2015, the $938 of other non-run-rate expenses consists of non-recurring incremental costs related to the change in the Company’s Chief Executive Officer, including recruitment fees and severance payments.

# # #